Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No.333-51494 and No. 333-143770), and Form S-3 (No. 333-145668) of Leucadia National Corporation of our reports dated March 17, 2008, relating to the December 31, 2007 financial statements of HFH ShortPLUS Fund, L.P. and HFH ShortPLUS Master Fund, Ltd., which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 24, 2010